EXHIBIT 3.6

               SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

      THIS SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this
"Second Amendment") is made and entered into effective February 3, 1995 by and among Travis International, Inc., a Delaware corporation (the "Company"), Cable Systems, Inc. ("Cable Systems") and the undersigned security holders of the Company (the "Amending Stockholders"), which Amending Stockholders own 75% or more of the Registrable Securities (as defined in the Registration Rights Agreement described in Recital A below).

                                   RECITALS

      A. The Company and certain security holders of the Company more specifically described therein (the "Stockholders") entered into that certain Registration Rights Agreement dated May 28, 1992, as amended by that certain First Amendment to Registration Rights Agreement dated as of December 2, 1994 (as amended, the "Registration Rights Agreement"), pursuant to which the Company agreed to provide certain registration rights to the Stockholders, all as more particularly set forth in the Registration Rights Agreement.

      B. Section 10(b) of the Registration Rights Agreement permits the amendment of the Registration Rights Agreement upon the written consent of the Stockholders that own 75% of the Registrable Securities (as defined in the Registration Rights Agreement).

      C. Pursuant to that certain Purchase and Sale of Assets Agreement to be dated as of the date hereof (the "Asset Purchase Agreement") by and between De-Ro/Suncoast, Inc., a Delaware corporation and the wholly owned subsidiary of the Company ("Suncoast") and Cable Systems, Suncoast will acquire substantially all of the assets of Cable Systems.

      D. In connection with the transaction described above, Cable Systems wishes to be assured that following such sales it will be made party to the Registration Rights Agreement as a "Stockholder" thereunder.

      E. The Company and the Amending Stockholders hereby acknowledge that the consummation of the acquisitions described above are in the best interests of the Company, and the parties hereto further acknowledge and agree that the parties to the Asset Purchase Agreement would not consummate such agreement without the parties hereto entering into this Second Amendment.

      F. As a further inducement to Cable Systems to enter into the Asset Purchase Agreement, the Company and the Amending Stockholders are willing to enter into this Second Amendment.

                                    AGREEMENT

      For and in consideration of the terms, conditions, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound as provided herein, do hereby agree as follows:

      1. DEFINITIONS. As used in this Second Amendment, the terms contained in this Second Amendment shall have the same meaning as set forth in the Registration Rights Agreement, except as otherwise specifically described herein.

      2. ADDITION OF CABLE SYSTEMS. Effective as of the date hereof, Cable Systems as the holder of shares of Class A Common Stock of the Company, shall hereby be bound by all of the terms of the Registration Rights Agreement as a Stockholder thereunder, and Cable Systems hereby assumes all of the rights, duties and obligations of a Stockholder thereunder as if it were a signatory thereto.

      3. EFFECT OF AMENDMENT. Effective as of the date hereof, any references to "this Agreement" contained in the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Second Amendment, and any reference to the "Stockholders" or a "Stockholder" in the Registration Rights Agreement shall include Cable Systems. Except as expressly amended hereby, all other terms and provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect.

      EXECUTED AND DELIVERED effective as of the date first written above in multiple original counterparts, each of which shall be an original, but which together shall constitute one instrument.


                                          TRAVIS INTERNATIONAL, INC.


                                          By:



OVERSEAS EQUITY INVESTOR                  BRADFORD VENTURE PARTNERS,
PARTNERS                                  L.P.
By: Overseas Equity Investors Ltd.        By: Bradford Associates


By:____________________________________   By:___________________________________

_______________________________________   ______________________________________
BRADFORD MILLS REVOCABLE                  BRADFORD MILLS REVOCABLE
TRUST NO. 1 U/D/T 12/3/91                 TRUST NO. 2 U/D/T 12/3/91

_______________________________________   ______________________________________
BARBARA MILLS HENAGAN                     ROBERT J. SIMON

_______________________________________   ______________________________________
M. JOHN O'DONOGHUE                        JAMES A. HARDIE, TRUSTEE U/A/D
                                          11/4/78 F/B/O ROSS D. MILLS

_______________________________________   ______________________________________
ELIZABETH M. HARDIE                       BARBARA L. MILLS, TRUSTEE U/A/D
                                          3/28/89 F/B/O BRADFORD TAYBROOK
                                          MILLS

_______________________________________   ______________________________________
BARBARA L. MILLS, TRUSTEE U/A/D           BARBARA L. MILLS, TRUSTEE U/A/D
12/26/84 F/B/O FRANCES LEE HARDIE         2/26/88 F/B/O KENNETH IAN HARDIE

_______________________________________   ______________________________________
JOHN R. PETTY, TRUSTEE U/A/D              BRADFORD ALAN MILLS
3/17/89

_______________________________________   ______________________________________
DAVID ANDRYC                              ERWIN HOSONO

                     [SIGNATURE PAGE FOR SECOND AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

_______________________________________   ______________________________________
NEILL BROWNSTEIN                          MICHAEL I. BARACH

_______________________________________   ______________________________________
RICHARD R. DAVIS                          RODNEY COHEN

_______________________________________   ______________________________________
DANIEL MARTIN                             CHRISTOPHER F.O. GABRIELI

_______________________________________   ______________________________________
WARD W. WOODS                             THOMAS F. RUHM

_______________________________________   ______________________________________
KIRBY ATTWELL                             MR. HARRIS GREENWOOD, TRUSTEE
                                          OF KHLEBER V. ATTWELL
                                          CHILDREN'S TRUST

_______________________________________   ______________________________________
NANCY ATTWELL                             FREDERIC C. HAMILTON



GRUMMAN HILL INVESTMENTS, L.P.            EQUUS II, INCORPORATED


By: ___________________________________  By: ___________________________________
      DAVID K. BARTH                           NOLAN LEHMANN
     General Partner
                                             ___________________________________
                                               IRWIN LEVY

                     [SIGNATURE PAGE FOR SECOND AMENDMENT
                   TO REGISTRATION RIGHTS AGREEMENT CONT'D.]

                                          FCH FAMILY INVESTMENTS, LTD.

_______________________________________   By:___________________________________
FRED R. LUMMIS                                  FREDERIC C. HAMILTON

_______________________________________   ______________________________________
TIM W. FOGELSONG                          ROGER P. LINDSTEDT

_______________________________________   ______________________________________
EARL DEAN CATLETT                         LARRY STADLER


CABLE SYSTEMS, INC.

By: ___________________________________
      Mark Gosney, President
                                      5